     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 1997
                                                      REGISTRATION NO. 333-_____
================================================================================
                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             SYNBIOTICS CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             CALIFORNIA                                   95-3737816
   (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                     Identification No.)

          11011 VIA FRONTERA
         SAN DIEGO, CALIFORNIA                              92127
(Address of principal executive offices)                  (Zip Code)


                             SYNBIOTICS CORPORATION
                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                                KENNETH M. COHEN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             SYNBIOTICS CORPORATION
                11011 VIA FRONTERA, SAN DIEGO, CALIFORNIA  92127
                    (Name and address of agent for service)

                                 (619) 451-3771
         (Telephone number, including area code, of agent for service)

                                   Copies to:
                            HAYDEN J. TRUBITT, ESQ.
                          BROBECK, PHLEGER & HARRISON
                         550 West C Street, Suite 1300
                          San Diego, California  92101

                                  ----------

      This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                                  ----------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------

 TITLE OF SECURITIES TO BE       AMOUNT TO BE           PROPOSED MAXIMUM              PROPOSED MAXIMUM                 AMOUNT OF
        REGISTERED                REGISTERED         OFFERING PRICE PER SHARE      AGGREGATE OFFERING PRICE         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock (under
 1995 Stock Option Plan)          250,000/1/                 $3.50/2/                   $875,000                     $265.15

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1995 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.
(2) Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the last sale reported per share of Common Stock of Synbiotics Corporation on April 15, 1997 as reported on the Nasdaq National Market.

================================================================================

                                    PART II
                                    -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE
          ---------------------------------------

Synbiotics Corporation (the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) the Company's latest Annual Report, filed on Form 10-KSB for the year ended December 31, 1996; and

     (b) the description of the Company's Common Stock in the Company's Registration Statement on Form S-4, Registration No. 222-10343.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

A copy of any of the above documents will be furnished to each participant in the 1996 Stock Option Plan, without charge, upon written or oral request to the Corporate Secretary, Synbiotics Corporation, 11011 Via Frontera, San Diego, California 92127, or upon telephoning the Company at (619) 451-3771.


ITEM 4.   DESCRIPTION OF SECURITIES
          -------------------------

Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL
          --------------------------------------

Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
          -----------------------------------------

     (a) Section 317 of the California General Corporation Law provides for the indemnification of officers and directors of the Company against expenses, judgments, fines and amounts paid in settlement under certain conditions and subject to certain limitations.

     (b) Article VIII, Section 4 of the Bylaws of the Company provides that the Company shall have the power to indemnify any person who is or was a director, officer, employee or agent of the Company or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, subject to certain limitations. The rights to indemnity thereunder continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company (or was serving at the Company's request as a director, officer, employee or agent of another corporation) may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.

     (c) Article Seventh of the Company's Restated Articles of Incorporation provides that liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California law. Article Eighth of the Company's Articles of Incorporation further provides that the Company is authorized to indemnify agents (as defined in Section 317 of the California General Corporation Law) in excess of the indemnification otherwise permitted by Section 317, subject to the limits set forth in Section 204 of the California General Corporation Law.

     (d) Pursuant to authorization provided under the Articles of Incorporation, the Company has entered into indemnification agreements with its directors and officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by California law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. The indemnification agreements provide for the Company to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending an action, suit or proceeding. In order to receive an advance of expenses, the individual must undertake to repay such advance upon a determination that he or she is not entitled to indemnification. The Company's Bylaws contain a provision of similar effect relating to advancement of expenses to a director or officer, subject to an undertaking to repay if it is ultimately determined that indemnification is unavailable.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED
          -----------------------------------

Not applicable.


ITEM 8.   EXHIBITS
          --------

Exhibit No.  Exhibit
-----------  -------
 5.1         Opinion and consent of Brobeck, Phleger & Harrison.
23.1         Consent of Brobeck, Phleger & Harrison is contained in Exhibit 5 to this Registration Statement on Form S-8.
23.2         Consent of Price Waterhouse LLP, independent accountants.
24.1         Power of Attorney, reference is made to page II-3 of this
              Registration Statement on Form S-8.
99.1         1996 Stock Option Plan.
99.2         Form of Notice of Grant of Stock Option.

ITEM 9.   UNDERTAKINGS
          ------------

1.   The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution;

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new Registration Statement of the securities offered therein, and the offering of such securities at that time shall be treated as the initial bona fide offering thereof; and

     (c) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 18th day of April, 1997.

                         SYNBIOTICS CORPORATION

                         By   /s/ Kenneth M. Cohen
                              -------------------------------------
                              Kenneth M. Cohen
                              President and Chief Executive Officer


                               POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Synbiotics Corporation, a California corporation, do hereby constitute and appoint Kenneth M. Cohen and Michael K. Green, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement related to this Registration Statement and filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                         Title                              Date
-------------------------   -------------------------------------------------   --------------

/s/ Kenneth M. Cohen        Chief Executive Officer, President and Director     April 18, 1997
-------------------------   (Principal Executive Officer)
Kenneth M. Cohen

/s/ Michael K. Green        Chief Financial Officer Vice President - Finance    April 18, 1997
-------------------------   (Principal Financial Officer)
Michael K. Green

/s/ Keith A. Butler         Chief Accounting Officer and Corporate Controller   April 18, 1997
-------------------------   (Principal Accounting Officer)
Keith A. Butler

/s/ Patrick Owen Burns      Director                                            April 18, 1997
-------------------------
Patrick Owen Burns

/s/ James C. DeCesare       Director                                            April 18, 1997
-------------------------
James C. DeCesare

/s/ Brenda D. Gavin         Director                                            April 18, 1997
-------------------------
Brenda D. Gavin

/s/ M. Blake Ingle          Director                                            April 18, 1997
-------------------------
M. Blake Ingle

/s/ Donald E. Phillips      Director                                            April 18, 1997
-------------------------
Donald E.  Phillips

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                     UNDER

                             SECURITIES ACT OF 1933


                            SYNBIOTICS CORPORATION

                                 EXHIBIT INDEX

Exhibit No.       Exhibit
-----------       -------
 5.1              Opinion and consent of Brobeck, Phleger & Harrison.
23.1              Consent of Brobeck, Phleger & Harrison is contained in Exhibit
                   5 to this Registration Statement on Form S-8.
23.2              Consent of Price Waterhouse LLP, independent accountants.
24.1              Power of Attorney, reference is made to page II-3 of this
                   Registration Statement on Form S-8.
99.1              1996 Stock Option Plan.
99.2              Form of Notice of Grant of Stock Option.